                                                                   EXHIBIT 10.13





                             MANUFACTURING AGREEMENT

                                     BETWEEN

                               MCDATA CORPORATION

                                       AND

                                SCI SYSTEMS INC.













                                   01-92-03-0A
                                   -----------
                                McDATA Agreement
                                     Number


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                             MANUFACTURING AGREEMENT
                                TABLE OF CONTENTS

                                                                            Page

RECITALS......................................................................1

1.  SCOPE OF AGREEMENT........................................................1
    1.1    Definitions........................................................1
    1.2    Products and Services..............................................1

2.  TERM OF AGREEMENT.........................................................1

3.  PURCHASE ORDERS AND FORECASTS.............................................2
    3.1    Exclusion..........................................................2
    3.2    Forecasts..........................................................2
    3.3    Purchase orders....................................................2
    3.4    Adds, Reschedules, Cancellations...................................2
    3.5    Liabilities........................................................2

4.  PRICES AND TAXES..........................................................2
    4.1    Prices.............................................................2
    4.2    Price Adjustments..................................................3
    4.3    Taxes..............................................................3

5.  TERMS OF PAYMENT AND CREDIT...............................................3
    5.1    Credit.............................................................3
    5.2    Invoicing..........................................................3
    5.3    Payment............................................................3

6.  SHIPMENT/DELIVERY AND EXPORT/IMPORT.......................................3
    6.1    Definition.........................................................3
    6.2    Shipment...........................................................3
    6.3    Export/Import......................................................3
    6.4    Compliance with Law................................................4
    6.5    Country of Origin Certificate......................................4

7.  TITLE AND RISK OF LOSS....................................................4

8.  ACCEPTANCE................................................................4
    8.1    Conformance to Specifications......................................4
    8.2    Acceptance Definition..............................................4
    8.3    McDATA Test Procedures.............................................4

9.  WARRANTY..................................................................4
    9.1    Product Warranty...................................................4
    9.2    Title Warranty.....................................................5
    9.3    Disclaimer.........................................................5
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10. PRODUCT CHANGES...........................................................5
    10.1   Control............................................................5
    10.2   Implementation.....................................................5

11. INDEMNIFICATION...........................................................5
    11.1   Patents and Copyrights.............................................5
    11.2   Personal Liability.................................................6
    11.3   Responsibilities of the Parties....................................6

12. REGULATORY APPROVAL.......................................................6
    12.1   McDATA.............................................................6
    12.2   SCI................................................................6

13. CONFIDENTIALITY AND NON-DISCLOSURE........................................7

14. TOOLING...................................................................7
    14.1   Ownership and Use..................................................7
    14.2   Maintenance........................................................7

15. TERMINATION AND CANCELLATION..............................................7
    15.1   McDATA's Default...................................................8
    15.2   SCI's Default......................................................8
    15.3   Insolvency.........................................................8
    15.4   Cancellation.......................................................8

16. GENERAL

    16.I   Entire Agreement; Amendment........................................8
    16.2   Termination........................................................8
    16.3   Force Majeure......................................................8
    16.4   Governing Law......................................................9
    16.5   Notices............................................................9
    16.6   Assignment.........................................................9
    16.7   Exercise of Remedies...............................................9
    16.8   Limitation of Liability............................................9
    16.9   Attorneys' Fees....................................................9
    16.10  Headings..........................................................10
    16.11  Most Favored Nations..............................................10

EXHIBITS.....................................................................10


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                               MCDATA CORPORATION

                             MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT ("Agreement") is entered into by McDATA Corporation ("McDATA"), having its principal place of business located at 310 Interlocken Parkway, Broomfield, Colorado 80021-3464, and SCI Systems Inc. 4835 Centennial Blvd., Colorado Springs, Colorado 80919 ("SCI").

                                    RECITALS

WHEREAS, McDATA is engaged in the business of designing, developing and marketing certain high technology network communications computer products;

WHEREAS, SCI is an established corporate entity, engaged in the business of manufacturing various products and subassemblies, which services McDATA wishes to employ in manufacturing its family of products;

WHEREAS, SCI wishes to sell its services to McDATA for manufacturing McDATA-designed products.

WHEREAS, McDATA desires to contract for SCI's services in manufacturing the products as listed in Exhibit A;

NOW, THEREFORE, in consideration of the premises and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the prices covenant and agree as follows:

1.       SCOPE OF AGREEMENT

1.1 DEFINITIONS. Capitalized terms (except Headings) used in this Agreement shall have the meanings set forth herein or as more fully defined in Exhibit B hereto.

1.2 PRODUCTS. This Agreement covers the procurement of all components used in, and the manufacture and test of, certain of McDATA's Products ("Products") listed in Exhibit A. Additional Products may be added to Exhibit A by mutual agreement, and the manufacture and saIe of such additional Products shall be made in accordance with the provisions of this Agreement.

2.       TERM OF AGREEMENT

The term of this Agreement shall commence as of the effective date below and, unless sooner terminated pursuant to the termination provisions hereof, shall continue in effect for a period of five (5) years. Upon written consent of both parties, this Agreement may be extended for additional one (1) year periods.

3.       PURCHASE ORDERS AND FORECASTS

3.1 EXCLUSION. This Agreement is not a purchase order, and nothing in this Agreement shall obligate McDATA to purchase any Products or incur any liability to SCI unless and until this Agreement is implemented by McDATA's issuance of specific purchase orders pursuant to the terms and conditions hereof.

3.2 FORECASTS. McDATA expects to purchase the estimated quantities outlined in Exhibit A to the Agreement. Concurrent with the signing of this Agreement, McDATA shall provide SCI with a forecast of Products, specified by McDATA assembly number, for the [*]. Such forecast will be updated monthly. Except for those quantities for which McDATA has issued a purchase order, such forecast shall be considered non-binding.

3.3 PURCHASE ORDERS. McDATA shall provide purchase orders for the initial [*] of its forecast, and add requirements from time to time in order to maintain a [*] of Products on order at all times. All purchase orders shall state the item number, quantity ordered, unit of measure, McDATA assembly number, revision level, description of item, unit and extended price, delivery dates, method of shipment, and tax status of each shipment to a location. SCI shall acknowledge receipt and acceptance/rejection of all purchase orders within [*]. No term or condition on SCI's standard quotation or McDATA's standard purchase order will modify this Agreement.

3.4 ADDS, RESCHEDULES, CANCELLATIONS. SCI agrees to provide for resources sufficient to permit increases up to [*] of purchase order quantity of Products which fall within [*] to [*] from delivery date, beginning eighteen 18 weeks after execution of this Agreement. McDATA may place purchase orders for delivery at [*] from order date. McDATA must approve, in writing, any expedite charges or any other cost variances to current quote. McDATA may defer scheduled deliveries up to [*] from original scheduled delivery date, providing the request is received by SCI [*] or more from the original delivery date. Purchase orders released for delivery within [*] of the order date are non-cancellable. Liability beyond [*] is limited to material cost as described in section 3.5.

3.5 LIABILITIES. McDATA agrees to assume liability for materials ordered to forecast which have manufacturer's leadtimes beyond open purchase orders, providing SCI makes reasonable efforts to cancel, return, or restock obsolete materials. McDATA assumes liability for any Minimum Purchase quantity specified by McDATA beyond ordinary standard manufacturer minimum purchase requirements (e.g. 'tape & reel'), in an effort to reduce part cost. McDATA's total liability shall be five (5) percent above (for handling) the cost of materials remaining in SCI's inventory, unique to McDATA's Products, which SCI is committed to purchase and are non-returnable and non-cancellable. SCI shall provide a material exposure report monthly to allow McDATA to monitor material liability.

4.       PRICES AND TAXES

4.1 PRICES. Prices for Turnkey Manufacturing of contracted assemblies are individually set forth in Exhibit A hereto, in United States dollars, and are firm for one quarter (thirteen calendar weeks). New Products shall be quoted within three (3) weeks of receipt of complete documentation.



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4.2      PRICE ADJUSTMENTS. The prices for Products listed in Exhibit A shall be reviewed [*] and updated for current material costs and labor content. SCI shall make every effort to provide McDATA with continuous reductions in Total Cost.

4.3 TAXES. All prices for Products provided hereunder are exclusive of any taxes, duties or government levies (including, but not limited to, value added, property, sales, use, privilege, excise, or similar taxes) imposed by the United States, or any other governmental entity. Any such taxes or amounts in lieu thereof which are charged to or payable by SCI (exclusive of taxes based on SCI's net income) will be invoiced to and paid by McDATA in the manner set forth in Section 5 below.

5.       TERMS OF PAYMENT AND CREDIT.

5.1 CREDIT. SCI shall, from time to time, establish credit limits for McDATA. SCI's obligation to deliver Products ordered and to perform Services hereunder shall be subject to McDATA's adherence to all payment and credit terms stipulated herein.

5.2 INVOICING. SCI shall invoice McDATA upon shipment of the Products purchased hereunder. Non-recurring engineering charges will be invoiced on or after the date such services are performed, with [*] payable upon invoicing and [*] after First Article approval.

5.3 PAYMENT. All payments for Products and Services shall be made in United States dollars. Terms are [*] after the later of the receipt of invoice or acceptance of Products. This discount will be initially taken by discounting the purchase prices [*], for ease of operation in SCI's system. SCI will monitor McDATA's adherence to terms, and may at SCI's sole discretion eliminate this 'price method' of taking the discount.

6.       SHIPMENT/DELIVERY AND EXPORT/IMPORT

6.1 DEFINITIONS. Upon tender of Products to a common carrier, "Shipment" shall have occurred. Upon McDATA's receipt of Products, 'Delivery' shall have occurred.

6.2 SHIPMENT. Products sold hereunder will be shipped to McDATA FOB destination, freight prepaid. McDATA will accept delivery of Product up to [*] prior to the specified delivery date. If Product is received before this accepted delivery window, McDATA may either return the Product at SCI's expense for proper delivery, or withhold payment until the specified delivery date. If SCI is unable to meet the agreed delivery schedule, McDATA will be notified immediately. SCI is instructed to ship only quantity specified by purchase orders issued hereunder. In the event that SCI ships quantities in excess of the quantities ordered, McDATA reserves the right to return any overshipment at SCI's expense. McDATA may approve partial shipments on a case-by-case basis only.

6.3 EXPORT/IMPORT. The Parties shall render such assistance as may be reasonably requested to obtain any documents (e.g., export license, import certificate, pro forma invoice) which are required to enable export of Products (and, where necessary, for in-transit passage of goods through another country). McDATA is the exporter of record. SCI shall not be held responsible for delays due to export.



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6.4      COMPLIANCE WITH LAW. McDATA shall comply with all applicable law, including, without limitation, the export control laws of the United States of America and prevailing regulations which may be issued from time to time by the United States Department of Commerce and any export control regulations of the United States and those countries involved in transactions concerning the exporting, importing and re-exporting of Products purchased under application of these terms and conditions. McDATA shall also comply with the United States Foreign Corrupt Practices Act and shall indemnify SCI from violations of such act by McDATA.

6.5 COUNTRY OF ORIGIN CERTIFICATE. SCI shall provide appropriate certification that its manufacturing activities under this Agreement occur in the United States, and will notify McDATA in the event SCI changes the location of its manufacturing activities.

7.       TITLE AND RISK OF LOSS

Title to Products purchased by McDATA shall pass to McDATA when payment in full has been received by SCI. Payment shall be deemed to be made with respect to Products upon compliance with the terms of Section 5.3. The risk of loss or damage in the goods shall pass to McDATA upon Delivery.

8.       ACCEPTANCE

8.1 CONFORMANCE TO SPECIFICATIONS. All Products sold hereunder shall conform to McDATA's Specifications as reflected on the respective purchase order, as acknowledged by SCI, and to IPC Class 2 standards.

8.2 ACCEPTANCE DEFINITION. McDATA's acceptance of each Product shall occur upon Delivery unless SCI is otherwise notified in writing by McDATA within twenty (20) days from Delivery that such Product does not conform to Specifications. Payment for any Product by McDATA shall not reduce the twenty
(20) day period available for inspection and reporting of any nonconformance.

8.3 MCDATA TEST PROCEDURES. McDATA may inspect and test Products received from SCI to determine conformance with Specifications. SCI shall have the right to observe McDATA's inspection and test procedures.

In the event that any Product delivered to McDATA does not function in accordance with the Specifications and such malfunction is not due to freight damage or other exclusions in Section 9.1, McDATA shall immediately notify SCI, and SCI agrees to either repair, replace, or issue credit for the malfunctioning Product within ten (10) days of its return to SCI (or within a reasonable period based on the nature of the defect). More specific details respecting return material authorizations (RMA), credits and related may be found in Section 9 below.

9.       WARRANTY

9.1 PRODUCT WARRANTY. SCI warrants that, under normal use and service, the Products will be free from defects in material (excepting material obtained directly from McDATA) and workmanship for a period of [*] from the date of delivery. SCI will promptly issue a Return Material




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Authorization number and, without charge to McDATA, promptly repair, replace, or credit, at its option, within [*] of its receipt (or within a reasonable period based on the nature of the defect), any Product which is determined to be defective and which is returned to SCI within this warranty period, provided the Product has not been damaged, subjected to misuse, or altered. SCI's liability hereunder is limited to the repair or replacement of the defective Products and does not include any labor related to the removal and/or subsequent reinstallation thereof. For Product covered under warranty, McDATA shall return Product freight collect to SCI, and SCI shall ship repaired/replaced Product freight prepaid to McDATA. Repair or replacement of component parts shall not extend or decrease the Product warranty.

9.2 TITLE WARRANTY. Except for SCI's security interest in Products pending payment therefore pursuant to Section 6, SCI warrants that title to all Products delivered to McDATA under this Agreement shall be free and clear of all liens, encumbrances or other claims.

9.3 DISCLAIMER. THE WARRANTIES AND CONDITIONS SET FORTH HEREIN AND THE OBLIGATIONS AND LIABILITIES OF SCI HEREUNDER ARE IN LIEU OF, AND McDATA HEREBY WAIVES, ALL EXPRESS AND IMPLIED WARRANTIES AND CONDITIONS, INCLUDING THOSE OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SCI'S LIABILITY TO McDATA EXCEED THE AMOUNT PAID BY McDATA TO SCI FOR THE AFFECTED PRODUCTS.

10.      PRODUCT CHANGES

10.1 CONTROL. McDATA may, by written Engineering Change Order notice, make changes in the drawings, designs, specifications, or method of packing and shipping the Products. SCI is encouraged to recommend to McDATA at any time proposed changes that are expected to result in improved reliability or cost reduction. Implementation of these recommendations shall only be made upon receipt of authorization by McDATA in the form of written Engineering Change Order notice. No obligation or liability shall arise or grow out of SCIs recommendations since all recommendations must be approved by McDATA. Temporary authorization for changes may be given through a McDATA Material Deviation Request form.

10.2 IMPLEMENTATION. SCI shall provide manufacturing and inventory cost impact within [*] after receipt of McDATA's Engineering Change Order notice, including an appropriate statement of any resulting purchase price variance and material obsolescence. After acceptance by McDATA, the new price shall apply to any purchase order affected by the Engineering Change Order, and Exhibit A shall be amended accordingly.

11.      INDEMNIFICATION

11.1 PATENTS AND COPYRIGHTS. Upon demand, McDATA agrees to promptly defend, indemnify and hold SCI, its successors and assigns, harmless from and against all actions, claims, liabilities, litigation, causes of action, damages, costs, losses and expenses of every kind and character (including attorneys' and accountants' fees and costs) resulting from, arising out of or relating to (a) any claim or threatened claim that any Product, or any portion thereof, infringes any patent, trademark, copyright, mask work or other proprietary right, whether foreign or domestic, of any third party ("infringement claim"); or (b)




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any claim or threatened claim arising out of or in connection with the distribution, sale or use of any Product or part thereof, whether by McDATA or any third party and whether any such claim is based upon contract, tort or any other legal theory ("non-infringement claim'). SCI shall cooperate with McDATA in defending or investigation of all claims. The foregoing shall not apply to any non-infringement claim based upon a defect in Product material or workmanship caused by SCI.

11.2 PERSONAL INJURY. Each party will maintain general comprehensive liability, property damage, and automobile liability insurance, including contractual endorsement and products hazard coverage, in reasonable amounts covering the obligations set forth in this Agreement.

11.3 RESPONSIBILITIES OF THE PARTIES. Each of the parties hereto shall conduct the work to be performed hereunder as an independent contractor and not as an agent or employee of the other party hereto. Subject to the terms and conditions of this Agreement, each party shall at its sole discretion, choose the means to be employed and the manner of carrying out its obligations hereunder.

12.      REGULATORY APPROVAL

12.1 MCDATA. McDATA warrants that the Products, when manufactured in accordance with this Agreement, comply with all applicable industry and governmental standards and requirements. McDATA shall be responsible for obtaining and defining, in writing, any required regulatory certification approval standards, including responsible coordination of manufacturing location inspections. McDATA agrees to provide appropriate documentation at SCI's request that applicable industry and/or government standards or regulations have been and continue to be met.

12.2 SCI. If McDATA desires SCI to be producing regulatory-approved devices requiring certification agency inspections at SCI's facility, McDATA shall notify SCI in writing at least thirty (30) days before initiation of factory inspections. SCI will cooperate in the support and coordination of such inspections. SCI assumes no responsibility or liability for maintaining McDATA's designs in compliance with those standards for the Products, which liability is assumed entirely by McDATA.

13.      CONFIDENTIALITY AND NON-DISCLOSURE.

Each of the parties hereto acknowledge that in the course of conducting business and meeting its obligations under this Agreement, it will obtain information from the opposite party which is of a confidential and proprietary nature. Provided such information is marked as such ("SCI [or McDATA] Proprietary Information" or equivalent), the following shall apply. Such Proprietary Information may include, but is not limited to, trade secrets, know-how, inventions, techniques, processes, programs, schematics, data, customer lists, financial information, and sales and marketing plans.

The receiving party shall at all times during the term of this Agreement and for three (3) years after its termination, keep in confidence and trust all such Proprietary Information and shall not use it without the prior written consent of opposite party, except (i) as permitted by the terms of this Agreement, (ii) as may be necessary to fulfill its obligations under this Agreement, and/or
(iii) to operate, maintain, or support the Products. Furthermore, neither party shall, without the prior written consent of the other, disclose such Proprietary Information to any person except to those of its employees, Distributors, or consultants who need to know same to fulfill that party's obligations under this Agreement or to



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operate, maintain, or support the Products, provided that such employees,
Distributors, or consultants are parties to written agreements to keep in confidence such Proprietary Information; such agreements will meet the minimum requirements set forth herein. Each party will use its best efforts to prosecute material violations of such agreements with respect to the Proprietary Information. Upon termination of this Agreement and upon request, each party shall promptly return all Proprietary Information under its control and all copies thereof to the owner.

Either party may publicly disclose the existence of this Agreement, however neither party shall disclose the specific terms and conditions contained herein to any third parties except by written agreement between SCI and McDATA dated subsequent hereto or as required by law or the order of a court of competent jurisdiction.

The non-disclosure provisions of this Section shall not apply to information which (i) becomes publicly available through no act of the recipient; (ii) is required to be disclosed by the law of any government which has jurisdiction over such information; (iii) was previously known at the time of its receipt without similar restrictions; (iv) is released in writing by the provider; (v) is provided to third parties without similar restrictions on disclosure; or (vi) can be documented, by adequate written records, to have been independently developed by without reference to or use of any of the opposite party's Proprietary Information.

14.      TOOLING

14.1 OWNERSHIP AND USE. All tooling furnished to SCI by McDATA or developed by SCI and paid for by McDATA shall be the sole property of McDATA and McDATA will provide instructions for marking as such. SCI may use such tooling only for the manufacture of McDATA's Products purchased directly by McDATA and all other uses must be approved in writing by McDATA.

14.2 MAINTENANCE. SCI shall store, protect, preserve, and maintain such property in accordance with sound industrial practice. In the event that McDATA's property becomes lost or damaged while in SCI's possession, for any reason other than through normal and proper use, SCI agrees to replace or repair such property at SCI's expense. Within sixty (60) days after termination of this Agreement, SCI will request McDATA to provide SCI with instructions for the disposition of all such property and McDATA will pay for packing and shipping of such property. If McDATA does not provide disposition instructions to SCI within thirty (30) days of written notice, SCI may dispose of the property at its convenience without liability or accounting.

15.      TERMINATION AND CANCELLATION

15.1 MCDATA'S DEFAULT. The failure by McDATA to make any payment required hereunder, or a material breach by McDATA of its obligations hereunder, shall constitute an event of default by McDATA. Upon the occurrence of an event of default by McDATA, SCI shall provide McDATA with written notice specifying the nature of such default. If McDATA has not cured such default within thirty (30) days after receipt of such notice, SCI may, at its sole option, cancel this Agreement and/or seek any other remedies available under law or in equity.



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15.2     SCI'S DEFAULT. A material breach by SCI of its obligations hereunder shall constitute an event of default by SCI. Upon the occurrence of an event of default by SCI, McDATA shall provide SCI with written notice specifying the nature of such default. In the event SCI fails to remedy such default within thirty (30) days after receipt of such notice, McDATA may, at its sole option, cancel this Agreement and/or seek any other remedies available under law or in equity.

15.3 INSOLVENCY. In the event of proceedings (voluntary or involuntary) in bankruptcy or insolvency by or against either party hereto, or in the event of the appointment (with or without the party's consent) of an assignee for the benefit of creditors or a receiver, the opposite party may elect to immediately terminate this Agreement.

15.4 CANCELLATION. Either party may cancel this Agreement at any time, without cause or liability, by providing [*] advance written notice to the other party. In the event that McDATA cancels this Agreement and SCI has procured material, authorized by McDATA, in excess of the quantity required to manufacture the Products scheduled during the [*] notification period, McDATA agrees to purchase such unused material at the then current agreed upon material cost plus [*] handling charge, at the time of the last delivery of Product.

16.      GENERAL.

16.1 ENTIRE AGREEMENT; AMENDMENT. Except as may be otherwise provided in this Agreement, this Agreement constitutes the entire agreement between SCI and McDATA and supersedes all previous understandings, negotiations and proposals, whether written or verbal. This Agreement may not be altered, amended or modified except by an instrument in writing signed by duly authorized representatives of each party. In the event that any one or more provisions contained in this Agreement should for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such unenforceable provision had not been contained herein.

16.2 TERMINATION. Neither party may terminate this Agreement except as specifically provided for herein. Such termination shall not relieve either party of such obligations as are intended to survive the termination, including but not limited to this Section and Section 5.3, 6.4, 9, 11, 12, 13, and 14.

16.3 FORCE MAJEURE. Neither party shall be liable to the other for delays or failures to perform any obligation hereunder if such delay or failure to perform is due to any act of God, acts of the other party, acts of civil or military authority, labor disputes, fire, riots, civil commotions, sabotage, war, embargo, blockage, floods, epidemics, delays in transportation, or when due to governmental restrictions. In the event of any such delay or failure, the parties shall have an additional period of time equal to the time lost by reason of the foregoing in which to perform hereunder.

16.4 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Colorado, U.S.A., as such laws are applied to agreements between Colorado residents entered into and to be performed entirely within Colorado. The United Nations Convention on the International Sale of Goods
(CISG), as provided for in Article 6 thereof, is specifically excluded and shall not be applicable to any transaction contemplated herein.



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16.5     NOTICES. Notices required hereunder shall be in writing, or by facsimile or telex subsequently confirmed in writing, and shall be deemed given when transmitted or deposited in the mail (or an express delivery service), postage prepaid, addressed as follows:

To McDATA:                                   With an additional copy to:

McDATA Corporation                           McDATA Corporation
310 Interlocken Parkway                      310 Interlocken Parkway
Broomfield, Colorado 80021-3464              Broomfield, Colorado 80021-3464
Attn: Corporate Purchasing Manager           Attn: Vice-President, Operations

                      ITT Telex #499-8259; ANS BACK McDATA
                           Facsimile # (303) 465-4996

To SCI Systems Inc.:                         With an additional copy to:

SCI Systems, Inc.                            SCI Systems, Inc.
4835 Centennial Blvd.                        4835 Centennial Blvd.
Colorado Springs, Colorado 80919             Colorado Springs, Colorado 80919
Attn: Program Manager                        Attn: Vice-President, Plant Manager

All electronically-transmitted notices shall be confirmed, as provided above, by written notice mailed within five (5) days of the date the telex or facsimile is sent. Once confirmed, the notice shall be effective as of the date of the telex or facsimile.

16.6 ASSIGNMENT. Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the opposite party, which consent shall not be unreasonably withheld.

16.7 EXERCISE OF REMEDIES. Any delay or omission by either party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder.

16.8 LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED IN SECTION 11 ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER.

16.9 ATTORNEYS' FEES. If any dispute arises between the parties with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute, the prevailing party shall be entitled to receive its reasonable attorneys' fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.



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16.10    HEADINGS. Headings contained in this Agreement are for convenience only, are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement or any of the provisions hereof.

16.11 MOST FAVORED NATIONS. SCI represents that all of the prices, terms and benefits granted by SCI under this Agreement are comparable to or better than the equivalent terms being offered to any present or proposed customer, for similar components, quantities, and terms. If SCI shall, during the term hereof, enter into arrangements with any other customer providing greater benefits or more favorable terms, SCI shall promptly notify McDATA thereof and this Agreement shall be deemed amended to provide the same benefits or terms to McDATA.

17.      EXHIBITS

         A.       Products and Initial Pricing
         B.       Definitions




IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by their duly authorized representatives.

"SCI": SCI Systems Inc.                      "McDATA": McDATA Corporation


Name: /s/         /s/                        Name: /s/         /s/
      --------------------------------             -----------------------------

Title:  VP                                   Title:   VP Manufacturing
       -------------------------------              ----------------------------

Date:   6/9/92                               Effective Date:    6/16/92
      --------------------------------                       -------------------





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                                    EXHIBIT A

                          PRODUCT'S AND INITIAL PRICING

PRODUCT                       INITIAL PRICE            ESTIMATED ANNUAL VOLUME
-------                       -------------            -----------------------

002-000363-200                     [*]                            [*]
470-000075-001                     [*]                            [*]
470-000142-300                     [*]                            [*]
470-000144-310                     [*]                            [*]
470-000146-100                     [*]                            [*]
470-000157-003                     [*]                            [*]
470-000177-210                     [*]                            [*]
470-000179-300                     [*]                            [*]
470-000214-300                     [*]                            [*]
470-000227-200                     [*]                            [*]
470-000230-100                     [*]                            [*]
470-000240-110                     [*]                            [*]
470-000242-400                     [*]                            [*]
470-000244-410                     [*]                            [*]
470-000250-100                     [*]                            [*]
470-000254-400                     [*]                            [*]
470-000269-400                     [*]                            [*]
470-000272-100                     [*]                            [*]

          Listed pricing is already discounted [*] per terms agreement
                            (reference Section 5.3).

                                    EXHIBIT B
                                   DEFINITIONS

"Minimum Purchase" - MCDATA may specify SCI to purchase lot size quantities of certain components beyond SCI's normal practice, in order to decrease unit price.

"Unique Materials" - Material which is solely used in the manufacture of McDATA's products. If the material is or can be used by SCI in the manufacture of product for other customers' products, and SCI has a current purchasing requirement for such material, the material shall not be considered unique.

"Turnkey Manufacturing" - SCI assumes responsibility for all facets of procurement for, and manufacturing and test of, McDATA's Products. McDATA expects SCI to act at all times in McDATA's best interest, as the manufacturing arm of McDATA.

"Quarterly Review" - Each quarter, at a mutually agreed schedule, the parties will meet to review pricing, performance and other issues.

"Total Cost" - 'Lifetime Cost' of a Product, including price, quality, reliability, warranty, repair costs, leadtime/responsiveness, delivery costs, etc.

"IPC Class 2 Standards" - Industry standards for workmanship, developed by the Institute for Interconnecting and Packaging Electronic Circuits. Class 2 refers to General Industrial requirements.

                       MCDATA AUTHORIZED MINIMUM BUY LIST

PART NO.                  QTY.           PART NO.                   QTY.

001-000203-100            [*]            001-000205-001             [*]
001-000242-000            [*]            001-000263-000             [*]
001-000264-000            [*]            001-000412-000             [*]
001-000413-000            [*]            001-000460-000             [*]
001-000533-000            [*]            001-000559-000             [*]
001-000607-000            [*]            001-000608-000             [*]
001-000822-002            [*]            001-000823-001             [*]
001-000823-002            [*]            001-000828-000             [*]
001-000829-000            [*]            001-000839-000             [*]
001-000840-000            [*]            001-000841-000             [*]
480-000075-000            [*]            480-000107-100             [*]
480-000142-300            [*]            480-000144-300             [*]
480-000146-100            [*]            480-000157-000             [*]
480-000177-200            [*]            480-000179-300             [*]
480-000214-300            [*]            480-000227-200             [*]
480-000230-100            [*]            480-000240-100             [*]
480-000242-400            [*]            480-000244-400             [*]
480-000250-100            [*]            480-000254-400             [*]
480-000269-400            [*]            480-000272-100             [*]
715-000147-000            [*]            715-000266-000             [*]
715-000277-000            [*]            715-000281-000             [*]
715-000306-000            [*]

  SCI SYST.                values based on 0392 pricing               (SCIFRCST)
PWA FORECAST                 DOES NOT SHOW  T1 ORDERS
5/25/92

                   ON     ON
PART NUMBER      ORDER   HAND  JUN  JUL   AUG       SEP       OCT       NOV
--------------------------------------------------------------------------------
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
     [*]          [*]    [*]                          [*]       [*]       [*]
--------------------------------------------------------------------------------
SUBTOTAL          [*]    [*]   [*]  [*]   [*]         [*]       [*]       [*]
                               [*]  [*]   [*]         [*]       [*]       [*]


                                                                           TOTAL
PART NUMBER        DEC       JAN       FEB       MAR       APR       MAY    QTY.
--------------------------------------------------------------------------------
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
     [*]             [*]       [*]       [*]       [*]       [*]       [*]   [*]
--------------------------------------------------------------------------------
SUBTOTAL             [*]       [*]       [*]       [*]       [*]       [*]   [*]
                     [*]       [*]       [*]       [*]       [*]       [*]   [*]

                   ON     ON
PART NUMBER      ORDER   HAND  JUN  JUL   AUG       SEP       OCT       NOV
--------------------------------------------------------------------------------

     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
--------------------------------------------------------------------------------
     [*]          [*]    [*]                [*]       [*]       [*]       [*]
                              [*]  [*]      [*]       [*]       [*]       [*]



GRAND TOTAL       [*]    [*]  [*]  [*]      [*]       [*]       [*]       [*]
                              [*]  [*]      [*]       [*]       [*]       [*]

                                                                           TOTAL
PART NUMBER       DEC       JAN       FEB       MAR       APR       MAY     QTY.
--------------------------------------------------------------------------------

     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
     [*]            [*]       [*]       [*]       [*]       [*]       [*]    [*]
--------------------------------------------------------------------------------
7100 SUBTOTAL       [*]       [*]       [*]       [*]       [*]       [*]    [*]
                    [*]       [*]       [*]       [*]       [*]       [*]    [*]

--------------------------------------------------------------------------------
GRAND TOTAL         [*]       [*]       [*]       [*]       [*]       [*]    [*]
                    [*]       [*]       [*]       [*]       [*]       [*]    [*]

                                 ADDENDUM #1 TO
                      MANUFACTURING AGREEMENT # 01-92-03-0A




                                     BETWEEN

                               McDATA CORPORATION

                                       AND

                                SCI SYSTEMS, INC



                                        .
                                   23 MAY 1996

This Addendum is entered into by McDATA Corporation ("McDATA"), having its principal place of business located at 310 Interlocken Parkway, Broomfield, Colorado, 80021-3464, and SCI Systems, Inc. ("SCI"), 5525 Astrozon Blvd., Colorado Springs, Colorado 80916-4226.

WHEREAS, McDATA and SCI have entered into Manufacturing Agreement 01-92-03-0A executed in full and effective 16 June 1992;

WHEREAS, McDATA and SCI have mutually agreed to enter into additional agreements and alterations to this agreement as part of an enlargement to the business relationship;

WHEREAS, McDATA and SCI have agreed to restate certain portions of said agreement for clarity;

WHEREAS, McDATA desires to contract for SCI's services in manufacturing the products as listed in the revised Exhibit A hereto;

WHEREAS, McDATA and SCI agree that the provisions of this Addendum will take precedence over the original agreement in the event of a conflict;

NOW THEREFORE, the aforementioned agreement is amended and the parties hereto agree as follows:

First: Delete Paragraph 3.2, FORECASTS, through 3.5, LIABILITIES, and insert in lieu thereof, the following:

3.2 FORECASTS. McDATA expects to purchase the estimated quantities outlined in Exhibit A to this Agreement. Concurrent with the signing of this Agreement, as modified herein, McDATA shall provide SCI with a forecast of Products, specified by McDATA assembly number, for the [*] period. Such forecast will be updated [*], and ensure that the forecast period for each assembly is commensurate with the maximum lead time for each respective assembly, which will change from time to time. In no event will the forecast period be less than [*]. Except for those quantities for the next [*], which normally would coincide with quantities for which McDATA has issued Purchase Order(s), such forecast shall be considered non-binding unless non-cancelable, non-returnable items are procured as directed by McDATA.

3.3 PURCHASE ORDER. McDATA shall provide Purchase Orders for [*] of forecast. SCI shall utilize and act upon McDATA's forecast for the upcoming [*] in the same manner and with the same liability between the parties in the event there are any administrative delays in the issuance of Purchase Orders for this time period. All Purchase Orders shall state the item number, quantity ordered, unit of measure, McDATA assembly number, revision level, description of item, unit and extended price, delivery dates, method of shipment, and tax status of each shipment to a location. SCI shall acknowledge receipt and acceptance / rejection of all Purchase Orders within [*]. No term or condition on SCI's standard quotation (notwithstanding pricing assumptions or clarifications thereto) or McDATA's standard purchase order will modify this Agreement.

3.4 ADDS, RESCHEDULES AND CANCELLATIONS. SCI agrees to provide for resources sufficient to permit increases up to [*] of Forecast / Purchase Order quantity of Products which fall within [*] from delivery date, beginning [*] after first delivery of a newly introduced assembly using SCI purchased components. McDATA may place such Purchase Orders for delivery of the additional quantities between [*] from order date. McDATA must approve, in writing, any expedite charges, non-AVL parts substitutions, or any other cost variances to current quote.

McDATA may defer scheduled deliveries for a given time period prior to delivery in accordance with the following schedule:


 Weeks from         Deferral Allowed
  Delivery            (One-Time)                    Comments
 ----------         ----------------                ---------
  0 - 4 Wks              [*]            Exceptions Only as Mutually Agreed Upon
  4 - 8 Wks              [*]            Multiple Pushes Only as Mutually
 >8 - 12 Wks             [*]            Multiple Pushes Only as Mutually
>12 Weeks                [*]            Multiple Pushes Only as Mutually Agreed Upon


SCI will plan capacity to service McDATA's forecast requirements. SCI requires adequate notification time to reallocate resources in the event of cancellations in order to avoid charges that would otherwise result due to idle resources. McDATA may therefore cancel quantities forecasted, subject to excess liabilities described in 3.5 below, in accordance with the following schedule:


 Weeks from         Deferral Allowed
  Delivery            (One-Time)                    Comments
 ----------         ----------------                ---------

  0 - 8 Wks                [*]            Exceptions Only as Mutually Agreed Upon
 >8 - 12 Wks               [*]            Exceptions Only as Mutually
>12 Weeks                  [*]            Exceptions Only as Mutually Agreed Upon


3.5 LIABILITIES. McDATA agrees to assume liability for materials ordered to forecast which have manufacturer's lead times beyond open Purchase Orders, provided SCI makes reasonable efforts to cancel, return, restock or otherwise reallocate obsolete materials. McDATA assumes liability for any Minimum Order Quantity ("MOQ") specified by McDATA beyond ordinary standard manufacturer MOQ (e.g., "tape and-reel"), in an effort to reduce part cost. McDATA's total liability shall normally be five percent (5%) above the cost of materials remaining in SCI's inventory, unique to McDATA's Products or the result of MOQs, which SCI is either committed to purchase or is on-hand and are non-returnable or non-cancelable. As an incentive to expedite the issuance of a Purchase Order from McDATA to SCI, the five percent (5%) markup shall be reduced to three percent (3%) in the event McDATA provides a Purchase Order that authorizes SCI to immediately ship and invoice the total amount of McDATA's obligation, including (3%) markup, no later than 10 working days from the date the final excess list is provided to McDATA. SCI shall provide a material exposure report when requested by McDATA, but no more frequently than weekly, to allow McDATA to monitor material liability.

Second: Delete Paragraph 4.2, PRICE ADJUSTMENTS, and insert in lieu thereof, the following:

4.2 PRICE ADJUSTMENTS. The prices for Products listed in Exhibit A shall be reviewed by SCI and McDATA [*] and updated for [*]. As part of this review, SCI will roll standards to reflect current market conditions and provide McDATA with detailed costed BOMs. SCI shall make every effort to provide McDATA with continuous reductions in Total Cost, and McDATA shall cooperate to the maximum extent possible to achieve these reductions. Such repricing activities will be subject to the following terms, effective upon execution of this agreement:

         4.2.1 Regarding the DVP Port and Laser Assemblies (P/Ns 470-00341-400 and 470-000337-500). SCI shall pass through the [*] associated with the transceivers, part numbers 803-000010-003 and 803-000029-000. The prices negotiated for the two aforementioned assemblies, less the transceiver baseline cost of [*] ($[*]/each) and $[*] ($[*]/each), respectively, shall be [*] by future price decreases (or increases) of ONLY the transceivers. Cypress (715-000372-000 and 715-000373-000) [*], to the extent negotiated by McDATA in support of the aforementioned assemblies, shall be [*] in [*].

         4.2.2 Notwithstanding the unique circumstances identified in 4.2.1 above, SCI shall retain all SCI caused price reductions for a period of [*] from the date such reductions are realized by SCI, after which time such reductions will be passed on to McDATA in their entirety. Such reductions offered will be [*] (hereafter referred to as "[*]") of [*] (excluding any [*] separately authorized by McDATA) that are realized during the same time period.

         4.2.3 Net cost reductions achieved solely due to McDATA's cost reduction efforts shall be passed on to McDATA in their entirety and made effective at an appropriate cut-in time.

         4.2.4 Net cost reductions achieved due to SCI and McDATA's combined cost reduction efforts shall be shared ([*]) with McDATA for a period of [*] from an appropriate cut-in time, after which time shall be passed on to McDATA in their entirety.

         4.2.5 Prices quoted, and Purchase Orders issued thereunder, shall include the discounted purchase prices in support of the [*] payment terms and described in paragraph 5.3 hereto.

         4.2.6 Prices for assemblies are exclusive of No Trouble Found (NTF) warranty returns. As such, McDATA and SCI have agreed that, to the extent that SCI's NTFs, exclusive of McDATA's allowable "lot rejects", exceed the number of McDATA's pre-HASS test failures that are subsequently verified by SCI McDATA agrees to pay SCI for on a monthly basis. SCI shall keep records by serial number relative to the NTFs, and McDATA shall keep records by serial number relative to test failures on SCI assemblies that were verified by SCI. The net NTFs over-and-above the McDATA documented and SCI verified test failures shall be invoiced to McDATA at a mutually agreed upon "NTF" rate for each assembly in question. McDATA's objective is to jointly verify and virtually eliminate the occurrence of this type of NTF.

         4.2.7 Component price increases that are unavoidable by SCI / McDATA shall be [*] to the extent that they are not offset by any reductions in accordance with 4.2.2 above. These component price increases must be approved by McDATA prior to component purchase. Such approvals will be jointly expedited as necessary to support McDATA schedules.

Third:  Add Paragraph 4.4,  TIME & MATERIAL AUTHORIZATIONS, as follows:

4.4 TIME AND MATERIAL AUTHORIZATIONS. McDATA shall have the option, in the event a nonwarranty repair action is requested, to authorize SCI to proceed with debug, repair and retest as necessary to repair an assembly being manufactured, or will be manufactured, at SCI. Such authorization shall be based on (a) labor incurred for repair and test, at the initial rate of $[*] per hour, including fractions thereof, and (b) material reimbursement at the current standard cost.

Fourth: Add Paragraph 8.4, LOT REJECTION CRITERIA, and 8.5, PARTS RECLAMATION, as follows:

8.4 LOT REJECTION CRITERIA. McDATA shall inspect lots delivered by SCI and, using generally accepted criteria and lot sampling plans (such as C=0, MIL-STD-105), reject lots delivered by SCI based on said sampling plans, provided that a "lot" (a) shall not exceed [*] of SCI product deliveries on all but the DVP Port Assembly, and (b) shall not exceed [*] of SCI product deliveries for the DVP Port Assembly. This provision was part of SCI's price reduction strategy to (a) provide early identification of potential process problems to the mutual benefit of both SCI and McDATA, and (b) reduce the SCI cost associated with processing and sorting assembly returns in extended, consolidated lots.

8.5 PARTS RECLAMATION. Undamaged "A" parts can be re-used if assemblies are scrapped, provided: (1) the "A" parts targeted for reclamation are not the reason for the scrap, (2) the removal / reuse can be performed to industry standards, and (3) McDATA provides written approval, which shall not be unreasonably withheld.

Fifth: Under Paragraph 9.1. PRODUCT WARRANTY, replace the words "[*] from the date of delivery" with the words "[*] from the date of delivery". Insert after the first sentence, the sentence "The material warranty provided hereunder shall in no event exceed the warranty provided by the manufacturer in view of all environmental stress screening required by

McDATA." Add the sentence, "HASS failures, such as temperature, that cannot be duplicated by SCI at ambient conditions using SCI test equipment shall be McDATA's responsibility."

Sixth: Delete the obsolete SCI address and facsimile number from Paragraph 16.5, NOTICES, and insert in lieu thereof, the following:

To SCI Systems, Inc.:                      With an additional copy to:

SCI Systems, Inc.                          SCI Systems, Inc.
5525 Astrozon Blvd.                        5525 Astrozon Blvd.
Colorado Springs, Colorado 80916-4226      Colorado Springs, Colorado 80916-4226
Attn: Program Manager                      Attn: Vice President, Plant Manager

                           Facsimile # (719) 380-5888

Seventh: Replace Exhibit A, PRODUCTS AND INITIAL PRICING, with Revision 1 to Exhibit A, Product Volumes and Pricing, dated 01 May 1996, in its entirety. Note that the "Director" pricing listed shall be effective concurrent with the first delivery of Turnkey (i.e., SCI acquired material) DVP Assemblies by SCI, since the discounted prices assume concurrent material purchase by SCI.

Eighth:  Add Section 18, JUST-IN-TIME SCHEDULING, as follows:

18.      JUST-IN-TIME (JIT) SCHEDULING.

McDATA agrees to assist SCI as necessary to achieve JIT delivery of the DVP Port Assembly and DVP Laser Assembly's LED and Laser Transceivers. This was an integral part of SCI's price reduction strategy, and will include SCI/McDATA joint efforts on other "A" parts as mutually agreed upon.

Ninth: SCI agrees, as part of the consideration for transferring the DVP Port Assembly to SCI, to absorb the Non-Recurring Engineering (NRE) costs associated with the DVP assembly for the initial transition only. Subsequent changes or revisions and updates will be handled as normal, and McDATA agrees to pay for the NRE costs for the DVP Laser Assembly as quoted by SCI.

Tenth:  Add Section 19,  DVP TRANSITION PLAN, as follows:

19.      DVP TRANSITION PLAN

19.1 OVERLAPPING PRODUCTION. McDATA agrees to pursue overlapping production from both the current source and SCI for at least thirteen (13) weeks from the first deliveries made by SCI, to allow adequate time to realize full production rate and quality efficiencies.

19.2 MATERIAL RISK MITIGATION. SCI agrees to plan material availability at two weeks prior to the requisite kit release date as defined in 19.3 below. As part of this strategy, SCI will advise McDATA of those long lead materials and quantities thereof that must be obtained from the existing source in order to meet the prescribed McDATA transition schedule. McDATA will ensure such material acquisitions (via SCI Purchase from McDATA or PO-for-PO replacement and assumption of orders) are accomplished at or below the SCI quoted standards, when reviewed in the aggregate. If this is not feasible, McDATA agrees to promptly reimburse SCI for such variances at their actual cost, or to amortize such variances into the Assembly unit prices, inclusive of all mark-ups, as mutually agreed between SCI and McDATA. In addition, SCI will utilize all resources, including searches of other SCI plants, if shortages are identified by McDATA that may endanger the scheduled transition. Should acquisitions be required above the standard cost proposed by SCI as a result of inside lead time requirements, such Purchase Price Variances (PPVs) shall be submitted to, and promptly approved or rejected by, McDATA. SCI and McDATA will investigate alternatives to PPVs rejected by McDATA.

19.3 PRODUCTION RISK MITIGATION. Upon issuance of a Purchase Order to SCI for the Port Assemblies, McDATA shall within 10 working days thereafter meet with SCI at a mutually acceptable time and place to disclose all relevant non-proprietary manufacturing process control data, test data or other reliability or failure related data that may be useful in avoiding start up problems on known areas of difficulty. SCI agrees to initially use an extended three (3) week cycle time until such time SCI is satisfied that the production rate and quality are sufficient to support McDATA's scheduled deliveries, exclusive of any verified warranty returns thereunder. SCI will make every effort to ensure that a substantial portion of the required assembly production is completed within the first ten (10) days of cycle time. Process problems related to the manufacture and test of the port assemblies shall be identified to McDATA upon discovery to ensure McDATA involvement and transfer of knowledge relative to prior manufacturing problems and difficulties historically encountered by the previous manufacturer. SCI agrees to work with McDATA to ramp the production volumes up to the desired run rate over a thirteen (13) week period, barring no unforeseen material availability problems.

19.4 TEST DEVELOPMENT AND RISK MITIGATION. McDATA shall participate and cooperate with SCI to rapidly develop and fabricate test fixtures and programs suitable for the DVP assemblies. Such cooperation shall prioritize technical information needs by SCI to prevent negative impacts to the transition schedule as established with McDATA. SCI will ensure that established test development schedules are managed and maintained, including any subcontracted assistance and purchased fixtures.

19.5 ESS THERMAL CHAMBER. SCI has identified an 18 week lead time for an ESPEC oven that would be completely compatible with SCI's existing chamber. Inasmuch as this lead time does not support McDATA's desired transition schedule, SCI and McDATA will work together to ensure that a work around plan is established for an interim solution for ESS testing.

19.6 NON-WARRANTY SUPPORT. SCI agrees to support McDATA's potential need for repair or upgrade of predecessor assemblies during or after the transition period on a Non-Warranty, Time and Materials basis as mutually scheduled. Such support will be provided on a non-interference basis to McDATA's Production assemblies at SCI, unless otherwise directed by McDATA.









IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by their duly authorized representatives.


SCI SYSTEMS, INC.                       McDATA CORPORATION


By: /s/ B.w. Nelson                     By: /s/ John Reuter
    ----------------------------            ----------------------------
    Name: B. W. Nelson                      Name: John Reuter
    Title: VP/Plant Mgr                     Title: VP/MFR


    Date:  7/9/96                           Date: 6/17/96

                             EXHIBIT A (Revision 1)
                                   23 May 1996
                           Product Volumes and Pricing
                                    (Note 1)

PRODUCT                      INITIAL PRICE               ESTIMATED ANNUAL VOLUME
-------                      -------------               -----------------------

002-001203                        [*]                              [*]
470-000324                        [*]                              [*]
470-000325                        [*]                              [*]
470-000328-500                    [*]                              [*]
470-000329                        [*]                              [*]
470-000337                        [*]                              [*]
470-000341/D                      [*]                              [*]
470-000342                        [*]                              [*]
470-000350                        [*]                              [*]
470-000351                        [*]                              [*]
470-000352                        [*]                              [*]
470-000353                        [*]                              [*]
470-000354                        [*]                              [*]


Note 1: Controller Product that is going end-of-life is not listed above, but is covered by McDATA Purchase Orders for the full requirements known to date. The terms of this agreement apply to all product purchased by McDATA, including Controller Product.

Note 2: These prices will become effective upon delivery of [*] based on SCI turnkey material purchases, or as otherwise mutually agreed by McDATA and SCI.

Note 3: SCI agrees to absorb the NRE associated with the 470-000341 assembly and is therefore owned by SCI. Subsequent replacement and update due to normal useage shall be McDATA's responsibilities. McDATA will pay for NRE as quoted by SCI on all other assemblies listed.

Note 4:  Pricing listed is based on:       Assv 470-000341     Assv 470-000337
                                           ---------------     ---------------
Transceiver P/N 803-000010-000                   [*]                 [*]
Transceiver P/N 803-000029-000                   [*]                 [*]
Cypress P/N 715-000372-000                       [*]                 [*]
Cypress P/N 715-000373-000                       [*]                 [*]


                                  ADDENDUM #2
                      MANUFACTURING AGREEMENT #01-92-03-0A
 BETWEEN MCDATA CORPORATION AND SCI TECHNOLOGY, INC., D.B.A. SCI SYSTEMS, INC.

                                 30 APRIL 1998

This Addendum is entered into by McDATA Corporation ("McDATA"), having its principal place of business located at 310 Interlocken Parkway, Broomfield, Colorado, 80021-3464, and SCI Technology, Inc. ("SCI"), 5525 Astrozon Blvd., Colorado Springs, Colorado 80916-4226.

WHEREAS, McDATA and SCI have entered into Manufacturing Agreement 01-92-03-0A executed in full and effective 16 June 1992, as amended on 23 May 1996 via Addendum thereto;

WHEREAS, McDATA and SCI have mutually agreed to enter into additional agreements and alterations to this agreement as part of further refinement of the business relationship;

WHEREAS, McDATA and SCI have agreed to restate certain portions of said agreement for clarity;

WHEREAS, McDATA and SCI agree that the provisions of this Addendum will take precedence over the original agreement and addendum thereto in the event of a conflict;

NOW THEREFORE, the aforementioned agreement is amended and the parties hereto agree as follows:

FIRST:  Add Item 20, Creation of Component Inventory Buffers, as follows:

20.0  CREATION OF COMPONENT INVENTORY BUFFERS.

McDATA may identify critical components for which buffer inventory quantities will need to be established and/or maintained. This will be accomplished using mutually written agreed upon approaches which may include, but not be limited to, any or all the following approaches: Independent MRP demand with corresponding McDATA P.O. coverage, increased shrinkage percentages, and increased wait days. Consideration for the carrying costs of these components shall be included in the current product pricing as identified in SCI quotations and corresponding McDATA purchase orders.

McDATA agrees to be liable for the additional risk associated with the above inventory buffers, including but not limited to parts obsolescence, cancellation inventory costs, delays in realization of market price fluctuations (up or down), and potential carrying costs in the event of schedule pushes.

Such inventory liabilities are further defined in the existing agreement and addendum thereto.

SECOND: Delete Paragraphs 4.2.2 through 4.2.4, under Price Adjustments, and insert in lieu thereof, the following:

     4.2.2 Notwithstanding the unique circumstances identified in 4.2.1 above, SCI and McDATA shall equally [*] share all SCI caused price reductions. The residual SCI retained price reductions shall normally rollover to the next quarter's price reduction activities, except that all SCI retained price reductions will be zeroed out and passed on to McDATA with the pricing provided for the first calendar quarter of each year (Jan., Feb. and Mar.). Quarterly reductions offered will be net (hereafter referred to as "net cost reductions") of any increases in standard costs (excluding any expedite costs separately authorized by McDATA) that are realized during the same time period.

     4.2.3 Net cost reductions achieved solely due to McDATA's cost reduction efforts shall be passed on to McDATA in their entirety and made effective at an appropriate cut-in time.

     4.2.4 Net cost reductions achieved due to SCI and McDATA's combined cost reduction efforts shall be shared [*] in the same manner as Paragraph 4.2.2 above.

THIRD: Replace Paragraph 4.4, TIME & MATERIAL AUTHORIZATIONS, as follows to recognize current rates in effect at SCI:

4.4  TIME AND MATERIAL AUTHORIZATIONS.

McDATA shall have the option, in the event a non-warranty repair action is requested, to authorize SCI to proceed with up-level, rework, debug, repair and/or retest as necessary to an assembly which may or may not have been built by SCI. Such authorization shall be based on (a) labor incurred for repair and test, at the current rate of [*] including fractions thereof, and (b) material reimbursement at the current standard cost.

FOURTH:  Add Section 21, ADMINISTRATION OF HASS FAILURES, as follows:

21.0 ADMINISTRATION OF HASS FAILURES.

SCI has agreed to perform additional debug and troubleshoot on HASS related failures that were previously serviced by McDATA or returned to SCI. SCI and McDATA have agreed to the cost associated with such support, based on a planned level of effort of two (2) full time technicians. Such costs and failure analysis activity will be reviewed by McDATA and SCI as part of the quarterly price reviews with the necessary adjustments to assure that the agreed upon costs are fairly administered and SCI is meeting its RMA turnaround goals. If SCI does not meet its goals for 2 consecutive months, SCI agrees to negotiate appropriate forfeiture of up to 100% of the agreed upon costs of these two (2) technicians until the target is met.

Performance against the initial RMA turnaround goals listed below shall be separately measured and reported monthly. Data provided monthly shall be Average Age for all RMA assets that have been at SCI longer than 2 weeks, and the number of delinquent (age exceeds goal) RMA assemblies outstanding in each category below.

     21.1 Two  (2) weeks for receiving inspection rejections,
     21.2 Four (4) weeks for all in-process rejections, and
     21.3 Six  (6) weeks for HASS related failures.

SCI & McDATA must agree on specific closure plans for HASS related failures that are not closed within 30 days. Unusual circumstances (unusual quantities or technical issues) may result in alternate target schedules as mutually agreed upon. Should McDATA and SCI find that the volumes being returned due to HASS related failures exceed the reasonable capacity of the two technicians, alternate arrangements shall be made and pricing associated therewith negotiated separately.

FIFTH: This addendum extends the terms and conditions of the original Manufacturing Agreement, as modified by all subsequent addendums, including this one, for a period of one year as allowed under section 2 of the agreement, through 31 December 1998. This agreement will automatically renew in thirty (30) day increments if obligations continue to be made beyond the existing term, and if neither party notifies the other of intentions to cancel or renegotiate such agreement at least sixty (60) days prior to the expiration date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by their duly authorized representatives.


SCI TECHNOLOGY, INC.                         McDATA CORPORATION

By: /s/ Steve Korn                           By: /s/ Dennis Burns
    ----------------                             -------------------

Name:  Steve Korn                            Name:  Dennis Burns

Title: V.P. & Plant Manager                  Title: Purchasing Manager

Date:  4/30/98                               Date:  5/6/98